FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       OCT 24 1984

      No.  7157-84
           -------

                           ARTICLES OF INCORPORATION

                                       OF

                       SOUTHERN DEVELOPMENT COMPANY INC.

                                    * * * * *

     FIRST: The name of this corporation shall be

                       SOUTHERN DEVELOPMENT COMPANY INC.

     SECOND: The place where its principal office is to be located is 605 Oakmount Avenue, in the City of Las Vegas, County of Clark, State of Nevada, and the resident agent in charge thereof is Pauline Wallach, whose address is 605 Oakmount Avenue, Las Vegas, Nevada, but this corporation may maintain an office or offices in such other place or places as may be from time to time, fixed by its Board of Directors or as may be fixed by the Bylaws of the corporation.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500), Common; all of such shares are without par value.

     FIFTH: The capital stock of the corporation shall not be subject to assessment.

     SIXTH: The members of the governing Board of this corporation shall be styled "Directors", and the number of its first Board of Directors shall be one
(1); provided, however, that the
name and address of the Director is as follows:

                                  Robert Dultz
                              Post Office Box 4500
                         Palm Springs, California 92263

     SEVENTH: The name and address of original incorporator is as follows:

         NAME                            ADDRESS
         ----                            -------

     Robert Dultz             Post Office Box 4500
                              Palm Springs, California 92263

     EIGHTH: The period of the existence of said corporation shall be unlimited.

     NINTH: The private property of the stockholders, directors and officers shall not be subject to the payment of corporate debts to any extent whatsoever.

     TENTH: The corporation reserves the right to amend, alter or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of October, 1984.

                                        /s/Robert Dultz
                                        --------------------
                                        Robert Dultz

STATE OF CALIFORNIA      )
                         )SS.
COUNTY OF LOS ANGELES    )

     BE IT REMEMBERED, that on this 22nd day of October, 1984, before me, a Notary Public in and for the said County and State, personally appeared Robert Dultz, known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                                        /s/ CHARLES BACLET
                                        --------------------
                                        NOTARY PUBLIC

[SEAL]
           OFFICIAL SEAL
           CHARLES BACLET
     NOTARY PUBLIC - CALIFORNIA
        PRINCIPAL OFFICE IN
         LOS ANGELES COUNTY
My Commission Expires April 30, 1986

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       DEC 23 1994

      No.  7157-84
           -------

                               ARTICLES OF MERGER

     These Articles of Merger were drawn by the parties and adopted at special meetings of the Boards of Directors on the 16th day of December at 200 East Sandpointe Ave, Suite 810, Santa Ana, CA. Directors present were - Michael D. Love, Chairman, Susan D. Browne, President, Charles Browne, Treasurer and DuSean Berkich, Secretary.

     TO WIT:

     Integrated Communications Access Network, Inc., a Nevada corporation, 1994, is hereby merged with Southern Development Company, Inc., A Nevada Corporation, 1984, with the name of the latter becoming the name of the former by an amendment contained herein.

ARTICLE I. PARTIES TO THE MERGER.

A. Party of the first part: INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC. (hereinafter "ICAN")

B. Party of the second part: SOUTHERN DEVELOPMENT COMPANY, INC. (hereinafter "SDC")

ARTICLE II. ADOPTED PLAN OF MERGER. The following resolution and plan of merger were adopted by the Boards of a Directors at special meetings first noted above:

     RESOLVED:

     That, WHEREAS, Susan D. Browne, Charles Browne and DuSean Berkich, officers of ICAN, being a majority of the Directors and shareholders of said corporation, and with full consent of the other Directors, have, as buyers and buyers' representatives, acquired the majority of the authorized and issued shares of SDC, and

     WHEREAS,

Susan D. Browne became the President and DuSean Berkich became the Secretary of SDC at its special Board meeting held on the 16th of December, 1994.

     NOW, THEREFORE,

ICAN, Nevada, 1994, is hereby merged with SDC, with the name, "Southern Development Company, Inc.", changed to "Integrated Communications Access Network, Inc., according to an "Agreement and Plan of Reorganization signed by the officers on the 16th day of December, 1994. All shares of the former are hereby voided and ICAN shall issue ICAN preferred and/or common shares to each appropriate shareholder respectively for consideration.

ARTICLE III. - STOCKHOLDERS' APPROVAL. Stockholders' approval is required. Since the signatories to these Articles represent the majority of shares of ICAN and SDC, by signatures affixed below, approval of the merger is registered.

ARTICLE IV. AMENDMENT TO THE ARTICLES OF INCORPORATION. The Articles of Incorporation of Southern Development Company, Inc., ("SDC") are amended as follows:

The name of this corporation shall be: Integrated Communications Access Network, Inc.

ARTICLE V. ENTIRE PLAN OF MERGER. Article II above contains the summary of the entire plan of merger which is on file in THE OFFICES of ICAN, a copy of which will be furnished by the surviving or acquiring corporation on request and without cost to any stockholder of either corporation which is a party to the merger or exchange.

ARTICLE VI. MERGER TAKING EFFECT. The merger herein prescribed shall take effect upon the following date, specified as the date of the merger:

DECEMBER 16, 1994

ARTICLE VII. ISSUANCE OF PREFERRED STOCK. The Board of Directors is authorized to provide for the issuance of Preferred Stock in ore or more series and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up or both. In addition, any such shares of Preferred Stock may have class' or series' voting rights.

The Company shall have authority to issue 5,000,000 SHARES OF preferred stock having a par value of $0.001 per share. The preferred class of stock is in addition to the already authorized 300,000,000 common shares of stock also having a par value of $0.001 per share.

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JUL 02 1987

      No.  7157-84
           -------

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                       SOUTHERN DEVELOPMENT COMPANY, INC.
                       ----------------------------------
                              (Name of Corporation)

     We the undersigned as President and Assistant Secretary of Southern Development Company, Inc. do hereby certify:

     That the Board of Directors at said corporation at a meeting duly convened and held on the 26th day of August, 1986, adopted a resolution to amend the original Articles as follows:

     Article IV shall be amended to read as follows:

     The total number of shares of stock which the corporation shall have authority to issue is Three Hundred Million (300,000,000) common shares having a par value of $.001 per share.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1750; that the said change and amendment has been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        Signed by: /s/
                                                   -----------------------------
                                                   Pres. or Vice Pres.

                                                   /s/
                                                   -----------------------------
                                                   Asst. Sect. or Asst. Sect.

     On 1987 personally appeared before me a Notary Public, Carl W. Baugh and Robert D. Sturgis who acknowledged that they executed the above instrument.

                                        /s/ Susan Tunnell
                                        ----------------------------------------
                                        Notary Public

OFFICIAL SEAL
SUSAN TUNNELL
NOTARY PUBLIC - CALIFORNIA

------------------------------
            FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         MAR 05 1996

DEAN HELLER SECRETARY OF STATE
       /s/ Dean Heller
         No.  7157-84
              -------
------------------------------

            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                 INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC.

I, the undersigned as Secretary of Integrated Communications Access Network Inc., do hereby certify:

That the Board of Directors of said corporation at a duly convened and held on the 1st day of March, 1996 adopted a resolution to amend the original Articles as follows:

Article First shall be amended to read as follows:

                     THE NAME OF THE CORPORATION SHALL BE:

                       Southern Development Company Inc.

               Article Second shall be amended to read as follows:

The Resident Agent of the corporation shall be Amended to read as follows:

               The Prentice-Hall Corporation System, Nevada, Inc.
                              502 East John Street
                            Carson City, Nevada 89706

Article Seventh shall be amended to read as follows:

CERTIFICATE OF APPOINTMENT OF RESIDENT AGENT

I, the Prentice-Hall Corporation System, Nevada, Inc. hereby accept appointment as Resident Agent for the above named corporation.


By: /s/                                Date:  3/5/96
    --------------------------                --------------------------
        Signature of Agent

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Article of Incorporation is 14,683,552; and that said change has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Spencer A. Eubank
------------------------------
Spencer A. Eubank,
Secretary/President

                                                                   RECEIVED

                                                                 MAR 05 1998

                                                              SECRETARY OF STATE

THE STATE OF CALIFORNIA,                COUNTY OF LOS ANGELES

On March 2nd, 1996, before me, the undersigned personally appeared SPENCER ALAN EUBANK.

- Personally known to me - OR - proved to me on the basis of satisfactory evidence the person(s) whos names(s) is subscribed to the within instrument and acknowledged to me that he/they executed the name in his authorized capacity and that by his/their signature on the Instrument this person(s), or the entity upon behalf of which the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS MY HAND AND OFFICIAL SEAL                 ----------------------------
                                                  [SEAL]
                                                  Frances R. Myles
/s/ Francis R Myles                               Notary Public - California
------------------------------                    LOS ANGELES COUNTY
                                                  MY COMM. EXPIRES JUL 2, 1999
                                                  ----------------------------

                                   DECLARATION

                                       of

                                DISINCORPORATION

                                       and

                                   DISSOLUTION

                                       of

                        INTEGRATED COMMUNICATIONS ACCESS

                                  NETWORK, INC.

                             (A NEVADA CORPORATION)

     On this date, December 16, 1994, the Board of Directors of INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC. 2131 Palomar Airport Road, Suite 300, Carlsbad, CA 92009, met in special session with proper Waiver of Notice signed by the members. The Board approved its acquisition by SOUTHERN DEVELOPMENT COMPANY, INC., (a Nevada Corporation), and voted to merge INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC., with SOUTHERN DEVELOPMENT COMPANY, INC., by filing the accompanying Articles of Merger. Such merger shall result in the change of name of SOUTHERN DEVELOPMENT COMPANY, INC., to INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC., and therefore, require the dissolution and disincorporation of the original corporation INTEGRATED COMMUNICATIONS ACCESS NETWORK, INC.

     THEREFORE, THE BOARD, by unanimous vote:

     RESOLVED: That INTEGRATED(R) COMMUNICATIONS ACCESS NETWORK, INC., be disincorporated and dissolved with the filing of this document with the Secretary of State of Nevada.


/s/ DeSean Burkich
------------------------------
CORPORATE SECRETARY


/s/ Susan D. Browne
------------------------------
CORPORATE PRESIDENT

State of California      )
                         ) SS.
Country of Orange        )

On 12-21-94 (date) personally appeared before me, a notary public, DuSean Berkich Corporate Secretary, and Susan D. Browne Corporate President, personally known (or proved) to me to be the persons whos names are subscribed to the above instrument and who acknowledge that they executed the instrument.

-----------------------------
[SEAL]
        LYNDA A. LOPEZ
        COMM. # 1017805
  NOTARY PUBLIC - CALIFORNIA                   /s/ Lynda A. Lopez
         ORANGE COUNTY                         ------------------------------
MY COMM. EXPIRES FEB 13, 1998                  SIGNATURE
-----------------------------

IN WITNESS WHEREOF, the undersigned, being all the persons named herein as the officer and directors of Integrated Communications Access Network, Inc., Nevada, 1994; and Southern Development Company, Inc., Nevada, 1984 have executed these Articles of Merger as officers and directors of both corporations. These persons hereby declare that they are the persons who executed the foregoing Articles of Merger, which execution is their act and deed.

SIGNATURE                              DATE


/s/ SUSAN D. BROWNE                    12-20-94
------------------------------
SUSAN D. BROWNE, PRESIDENT


/s/ DUSEAN BERKICH                     12-20-94
------------------------------
DUSEAN BERKICH, SECRETARY

State of California      )
                         ) SS.
County of Orange         )

On the date of 12-20-94 , personally appeared before me, a Notary Public,  Susan
D. Browne and DuSean Berkich, personally known or proved to me to be the persons whose names are subscribed to the above instrument, who acknowledged that they executed the instrument.


/s/ Lynda A. Lopez                             -----------------------------
------------------------------                 [SEAL]
Signature                                              LYNDA A. LOPEZ
                                                       COMM. # 1017805
                                                 NOTARY PUBLIC - CALIFORNIA
                                                        ORANGE COUNTY
                                               MY COMM. EXPIRES FEB 13, 1998
                                               -----------------------------

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          SEP 10 1996
         No. C7157-84
             --------
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                  CERTIFICATE OF AMENDEMENT TO THE ARTICLES OF
                                INCORPORATION OF
                       SOUTHERN DEVELOPMENT COMPANY, INC.

I, the undersigned as Secretary of Southern Development Company, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 8th day of September, 1998 adopted a resolution to amend the original Articles of incorporation as follows:

Article First shall be amended to read as follows:

                     THE NAME OF THE CORPORATION SHALL BE:

                                EssxSport Corp.

Article Second shall be amended to read as follows:

                The Resident Agent of the corporation shall be:

               The Prentice-Hall Corporation System, Nevada, Inc.
                              502 East John Street
                           Carson City, Nevada 89708

Article Seventh shall be amended to read as follows:

           CERTIFICATE OF ACCEPTANCE OF APOINTMENT OF RESIDENT AGEND:

I, the Prentice-Hall Corporation System, Nevada, Inc., hereby accept appointment as Resident Agent for the above named corporation.


By:                                    Date: 9 - 9 - 98
    ---------------------------              ---------------------------
Signature of Resident Agent

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,392,444: and that said change has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Spencer A. Eubank                  /s/ Carl W. O'Baugh
Spencer A. Eubank, Secretary           ---------------------------
                                       Carl W. O'Baugh, President
                                       SIGN IN PRESENCE OF NOTARY PUBLIC
                                       State of California
                                       County of L.A.
                                              --------------------
                                       This instrument was acknowledged
                                       Before me on 9 - 9 - 98.
                                                    --------------


                                       By /s/
                                          ------------------------

-----------------------------
[SEAL]
             ALI GOLBAD
          COMM. #1079371
   NOTARY PUBLIC - CALIFORNIA
        LOS ANGELES COUNTY
MY COMM. EXPIRES MARCH , 2000
-----------------------------